As filed with the United States Securities and Exchange Commission on February 9, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Enlivex Therapeutics Ltd.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

State of Israel	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

14 Einstein Street

Nes Ziona

Israel 7403618

+972.2.6208072

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

COGENCY GLOBAL INC.

122 East 42nd Street, 18th Floor

New York, New York 10168

Tel: (212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert L. Grossman, Esq. Drew M. Altman, Esq. Win Rutherfurd, Esq. Greenberg Traurig, P.A. 333 S.E. 2nd Avenue Suite 4400 Miami, Florida 33131 (305) 579-0500	Gary Emmanuel, Esq. Richard Bass, Esq. McDermott Will & Emery LLP 340 Madison Ave. New York, NY 10173 Tel: (212) 547-5400

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  File No. 333-232009

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging Growth Company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary shares, par value NIS 0.40 per share					(1)(2)
Warrants					(1)(2)
Units					(1)(2)
Total	$6,885,079.40		$6,885,079.40	$751.16

(1)	The Registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $100,000,000 on a registration statement on Form F-3 (File No. 333-232009), which was filed with the Securities and Exchange Commission on June 6, 2019 and declared effective on June 21, 2019 (the “Registration Statement”). There currently remains $34,425,397 in unsold securities under the Registration Statement. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $6,885,079.40 is hereby registered, representing no more than 20% of the maximum aggregate offering price of unsold securities under the Registration Statement. In no event will the maximum aggregate offering price of all securities issued pursuant to this registration statement and the Registration Statement exceed the amount registered under such registration statements.

(2)	The Registrant certifies to the Securities and Exchange Commission that it has instructed its bank to pay to the Securities and Exchange Commission the filing fee of $751.16 for the additional securities being registered hereby by wire transfer as soon as practicable (but in any event no later than the close of business on February 9, 2021); that it will not revoke such instructions; that it has sufficient funds in the relevant account to cover the amount of the filing fee; and that it undertakes to confirm receipt of such instructions by the bank on or before February 10, 2021.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Enlivex Therapeutics Ltd. is filing this registration statement with the Securities and Exchange Commission pursuant to Rule 462(b) and General Instruction IV of Form F-3, both promulgated under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the contents of the registration statement on Form F-3, as amended (File No. 333-232009), of Enlivex Therapeutics Ltd., including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on June 21, 2019, are incorporated by reference into this registration statement.

The required opinions and consents are listed on an exhibit index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1	Opinion of Yigal Arnon & Co.

5.2	Opinion of Greenberg Traurig, P.A.

23.1	Consent of Yarel + Partners, independent registered certified public accounting firm.

23.2	Consent of Yigal Arnon & Co. (contained in legal opinion filed as Exhibit 5.1).

23.3	Consent of Greenberg Traurig, P.A. (contained in legal opinion filed as Exhibit 5.2).

24.1*	Power of Attorney (included on signature page)

*	Filed as part of the registration statement on Form F-3 (File No. 333-232009)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nes-Ziona, State of Israel, on February 9, 2021.

By:	/s/ Oren Hershkovitz
Name:	Oren Hershkovitz
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Oren Hershkovitz	Chief Executive Officer and Director	February 9, 2021
Oren Hershkovitz	(Principal Executive Officer)

/s/ Shachar Shlosberger	Chief Financial Officer	February 9, 2021
Shachar Shlosberger	(Principal Financial and Accounting Officer)

/s/ Shai Novik	Chairman and Director	February 9, 2021
Shai Novik

*	Director	February 9, 2021
Brian Schwartz, M.D.

*	Director	February 9, 2021
Sangwoo Lee

*	Director	February 9, 2021
Abraham Havron, Ph.D.

*	Director	February 9, 2021
Bernhard Kirschbaum, Ph.D

*	Director	February 9, 2021
Michel Habib

*	Director	February 9, 2021
Gili Hart, Ph.D.

*	Director	February 9, 2021
Baruch Halpert

*By:	/s/ Shai Novik
Shai Novik Attorney-in-fact

Signature of Authorized U.S. Representative of Registrant

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Enlivex Therapeutics Ltd., has signed this Registration Statement on February 9, 2021.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of COGENCY GLOBAL, INC.

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